                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Amendment to Form 10-K/A of our report dated July 12, 1996 included in Revco D.S., Inc.'s annual report to stockholders. It should be noted that we have not audited any financial statements of the Company subsequent to June 1, 1996 or performed any audit procedures subsequent to the date of our report.


                                      /s/ Arthur Andersen LLP
                                      -----------------------
                                      Arthur Andersen LLP


Cleveland, Ohio
November 27, 1996